Exhibit 10.1

DATED THE 19th DAY OF December      ,2023

BETWEEN

TREASURE GLOBAL INC

(Delaware Department of State’s File No. 7908921)

(“the Company”)

AND

The person with particular in Section 3 of the First Schedule

(“the Developer”)

SOFTWARE DEVELOPMENT AGREEMENT

Software Development Agreement

THIS AGREEMENT is made on this day and year stated in Section 1 of the First Schedule (hereinafter referred to as “the Date of Agreement”).

BETWEEN

The party whose name and particular are stipulated in Section 2 of the First Schedule (hereinafter referred to as “the Company”) of the one part.

AND

The party whose name and particular are stipulated in Section 3 of the First Schedule (hereinafter referred to as “the Developer”) of the other part.

The Company and the Developer are hereinafter individually referred to as “the Party” and collectively referred to as “the Parties”.

RECITALS:

A.	The Developer is in the business of, amongst others, technology services activities, and expertise in providing application, services and turnkey solutions on the software development in various aspects, including customisation, software design layout, creative media platform development, artificial embedded and artificial intelligence related media platform and design.

B.	The Company now wishes to engage the Developer in providing various software design and development service as described in Clause 4 of this Agreement read together with Third Schedule hereto (hereinafter referred to as “the Software”) and the Developer desire to perform the Software in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:-

1.	DEFINITIONSN INTERPRETATIONS

1.1	The following words and expression shall have the means ascribed to them below unless contrary intention appears:-

Acceptance Test	means the tests of acceptance of the Software and/or Deliverable as stipulated in Clause 5

Agreement	means this Software Development Agreement

Business Day	means a day except for a Saturday, Sunday or Public Holiday as appointed under the authority of or as stipulated in the Holiday Act [Act369] to which licensed banks under Financial Service Act 2013 [Act 758] are open for general banking business in Selangor and the expression Business Days shall be construed accordingly.

Commencement Date	means the date of this Agreement

Software Development Agreement

Consideration Shares	means the new shares in the Company issued as payment of the Service Consideration in accordance with the terms of this Agreement

Services	means the services more particularly described in Clause 4 of this Agreement

Software	means, collectively, 10 mini game, game inventory, Security Implementation, Pre-Deployment, CMS, data mapping, and any other software module, component, source code, cloud, supporting develop by the Developer

TGL Shares	has the meaning ascribed in Second Schedule

USD	means United States Dollar

1.2	Save to the extent that the context or the express provision of this Agreement otherwise requires:-

(a)	Words using the singular or plural number also include the plural or singular number, respectively;

(b)	The terms “hereof”, “herein”, “hereby” and “hereto” and similar words refer to this entire Agreement and not any particular clause, schedule or any other subdivisions of this Agreement;

(c)	A reference to a “clause” or “schedule” is to a clause or schedule to this Agreement;

(d)	The word “include” or “including” shall be deemed to be followed with “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import;

(e)	Reference to any statues or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re- enacted;

(f)	Reference to “this Agreement” or other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemental and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(g)	The heading are for convenience only and shall be ignored in construing this Agreement;

(h)	Reference to persons include their successors and nay permitted transferees and assigns;

Software Development Agreement

(i)	No rule of construction shall apply to the detriment of any party by reason of that party having control and/or was responsible for the preparation of this Agreement or any part thereof;

(j)	Whenever this Agreement refers to a number of days, such reference shall be to calendar days unless business days are specified;

(k)	In carrying out their obligation and duties under this Agreement, the Parties shall an implied obligation of good faith; and

(l)	Each of the schedule and the appendices hereto shall form an integral part of this Agreement.

1.3	The Recitals set for the above are incorporate herein by reference and made a part of this Agreement as if fully set forth herein.

1.4	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all reference to this Agreement shall include the Schedules and Appendixes to this Agreement.

1.5	The documents comprising this Agreement shall be read in the following order of precedence:-

(a)	The Clause of this Agreement;

(b)	The Schedule;

(c)	The Appendices.

And in the event of a conflict the document higher up in the order of precedence shall prevail to the extents of such inconsistency.

2.	AGREEMENT

The Company hereby agrees to engage the Developer and the Developer hereby agrees to provide the Company the Service in relation to the development of the Software on and subject to the terms and conditions contained in this Agreement.

3.	TERM

3.1	Notwithstanding the Date of Agreement and subject to Clause 3 herein, this Agreement shall commence from the date as stipulated in Section 4 of the First Schedule (hereinafter referred to as “the Effective Date”) and remain in force for a period as stated in Section 5 of the First Schedule (hereinafter referred to as “the Term”) unless otherwise frustrated, rescinded and/or terminated in accordance with Clause 9 herein provided that the Parties shall be opened to commercial negotiation from time to time pertaining to the contents of this Agreement whereby should any such negotiations materialise, the Parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to this Agreement.

3.2	Unless the Agreement is otherwise frustrated, rescinded and/or terminated in accordance to Clause 9, it is hereby agreed whereupon the expiration of the Term, the Company shall have the discretion to renew the Terms for a subsequent fixed period stipulated in Section 6 of the First Schedule (hereinafter referred to as “the Renewed Term”) provided that any such renewal under this provision (if any) shall only be effective upon the Parties agreed in writing in which all the terms and conditions of this Agreement shall, unless otherwise agreed by the Parties in writing, subsist and applicable mutatis mutandis to the whole Renewed Term.

Software Development Agreement

3.3	During the whole Term and/or Renewed Term (whichever applicable), the Parties shall undertake and perform their respective obligations as set forth in this Agreement and shall do such acts necessary to ensure the successful performance of this Agreement.

4.	SCOPE OF SERVICES

4.1	Subject to the terms and conditions of this Agreement, the Developer shall perform and provide the Services to the Company based on the following scope to the satisfaction of the Company to design, develop, implement, produce, create, finalise, commission and deliver to the Company:-

(a)	The Software in accordance with the specification as agreed between the Parties in writing together with all source code thereof and thereto;

(b)	An integrated system in relation to the Software in accordance with the specification as agreed between the Parties in writing; and

(c)	The Software specification and all services mentioned as encompassed in the Third Schedule hereto.

4.2	In addition to Clause 4.1, the Developer shall hand over the Software, including but not limited to Source Code and others (collectively knowns as the “Deliverable”) to the Company in order to be used and operated by the Company for its business within one (1) month or earlier (whichever come first) from the Date of this Agreement. For the avoidance of doubt, the Deliverable will be appended in the Third Schedule herein.

4.3	Upon the Company’s satisfaction of the items enumerated in Clause 4.1 above, including but without limitation, that the deliverable provided by the Developer function properly and well, are fit for the purpose prescribed by the Company and the deliverable conform to the description prescribed by the Company, the Developer shall thereafter maintain and provide timely support services to the Company for a period of six (6) months (hereinafter referred to as “the Post Delivery Support Period”) to ensure that the deliverable shall continue to function and perform effectively and efficiently in accordance with the specifications required and prescribed by the Company.

4.4	In performing the Software and/or Deliverable during the Term and/or Extended Term (whichever applicable), the Developer warrants that it shall provide the following services in a competent and professional manner:-

(a)	Maintain the Software and/or Deliverable in an operable and proper condition as per the specifications mutually agreed;

(b)	Provide the Company with updates to the Software and/or Deliverables by way of notification and training;

(c)	Provide the Company with general advices, know-how and guidance relating to the management, financing, marketing, promotion and operation of its business with the implementation of the Software and/or Deliverables.

Software Development Agreement

(d)	Provide the Company with the necessary information technology support via telephonic, electronic and remote access, in respect of the Software;

(e)	Allocate at least one (1) representative to provide additional training pertaining to the installation and implementation of the Software upon the Company’s request and at the Developer’s expenses;

(f)	Respond to the enquire of the Company regarding the Software and to provide solution to such customer accordingly (if any);

(g)	Save, store safe and back up the date and record of the Software and/or Deliverables and provide or furnish such data and records to the Company upon request;

(h)	Report to the Company immediately if the Developer discovers any error, bug or any other problem in the Software and/or Deliverables;

(i)	Furnish the Company such patches for bug fixing that have been tested by the Developer and agreed to by the Company before they are incorporated into the Software and/or Deliverables.

4.5	In addition to Clause 4.5, the Developer shall also warrant to provide all services within the mentioned timeline as encompassed in the Third Schedule.

4.6	The Developer further warrants and shall ensure that all intellectual property rights and ownership to the items enumerated in Clause 4 herein shall vest absolutely to the Company free from any objection, opposition, claims, demands or action whatsoever from any third party.

5.	TESTING AND ACCEPTANCE

5.1	Subject to Clause 4 above, the Developer shall carry out their respective responsibilities pertaining to the Software and/or Deliverables rendered by the Developer in accordance with the mutually agreed acceptance test plan.

5.2	The Developer shall conduct user acceptance tests (“UAT”) together with the Company which results are to be verified and acknowledge by the Company whereby in the event the end result fails to satisfy the acceptance criteria, the testing shall be repeated at reasonable intervals as required by the Company until those criteria are met.

5.3	Should the Software and/or Deliverables fails to conform to an acceptance test despite numerous repeated UAT, the Company may terminate this Agreement in accordance to Clause 9 herein in the event the acceptance test has failed more than three (3) times. The Developer hereby irrevocably agrees to refund all such Software Development fees or any part thereof which has been paid to the Developer by the Company within fourteen (14) days from the date of termination of this Agreement.

6.	UPDATE AND CUSTOMISATION SERVICE LEVELS

6.1	The Developer shall be responsible for the ongoing update and customisation of the Software and/or Deliverables and/or solution provided under this Agreement for the entire term of the Agreement.

Software Development Agreement

6.2	In the event the Software and/or Deliverables does not perform as required and/or as agreed for the duration of this Agreement, such failure will be notified as per Clause 18 by the Company to the Developer and shall be remedied by the Developer within twenty-four (24) hours upon receipt of the notice.

6.3	In the event that the Developer fails to meet the service level, the following procedures shall be followed:-

(a)	The Company shall promptly notify the Developer in writing of the service level breach;

(b)	The Developer shall acknowledge the notification and initiate actions to address and resolve the issue.

6.4	In the event of a recurring and confirmed breach of service level, the Developer shall provide service credit to the Company as compensation. Service credit shall be calculated based on the severity and duration of the breach, as mutually agreed upon by both parties.

7.	INDIVIDUAL CONTRACTOR STATUS

7.1	The Parties shall act as independent contractors and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

7.2	Each Party shall remain responsible, for the withholding and payment of all taxes, payroll levies, statutory deductions and contributions or such other employee benefit requirement now existing of hereafter enacted and attributable to their respective employees and agents.

8.	SOFTWARE DEVELOPMENT FEES AND PAYMENT

8.1	In consideration of the performance of the Developer of its obligation and the provision of the Software and/or Deliverables pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Company shall pay to the Developer the sum as stated in Section 1 of the Second Schedule (hereinafter referred to as “the Software Development Fees”) in the manner and terms of payment as stipulated in Section 2 of the Second Schedule thereof (hereinafter referred to as “the Mode of Payment”).

8.2	Notwithstanding Clause 8.1 above, the Software Development Fees may be subject to review upon Parties’ mutual agreement provided that any such review or revision on the Software Development Fees shall not be effective unless and until such revision is agreed in writing by both Parties.

8.3	All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representatives by any competent tax authority (in Malaysia, the Territory or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

8.4	Applicable Taxes

(a)	As to the consideration for the provisions of the Software and/or Deliverables by the Developer, it is understood and agreed that there shall be no Malaysian Sale and Service Tax (“SST”) (collectively “Applicable Tax”), unless otherwise specifically stated.

Software Development Agreement

(b)	The Parties agree and acknowledge that if any Applicable Tax is imposed on any supplies and/or services made by supplying Party (“Supplier”) under this Agreement, (i) the Supplier shall have the right to impose the Applicable Taxes on the consideration payable on the supply and/or services by an amount equal to the Applicable Taxes imposed; (ii) the Supplier shall be entitled to recover the increased amount from the receiving party (“Recipient”) as if the same were part of the consideration of the supply and/or Service; and (iii) the calculation and charging of the Applicable Taxes on the consideration payable for the supply and/or Services shall be made on a separate basis provided always that the Supplier shall comply with such relevant Applicable Taxes provisions including but not limited to the following:-

(i)	to register with the relevant Malaysian authorities to enable it to collect the Applicable Taxes on such taxable supply and/or services; and

(ii)	to ensure that the invoice (in the form as per the prevailing Applicable Taxes guide at the material time) to be issued after the imposition of the Applicable Taxes and the receipt or any other documents to be issued after payment for the supply and/or services by the Supplier to the Recipient shall identify the amount of the Applicable Taxes payable.

(c)	If a Party must reimburse the other Party a cost or expenses, the amount to be reimbursed shall be calculated net of any Applicable Taxes input tax credits that the Party seeking reimbursement is entitled to in respect of the cost or expense incurred, on the basis the reimbursement is subject to the Applicable Taxes.

(d)	A reference to Applicable Taxes payable by a Party includes any corresponding Applicable Taxes payable by the representative member of any Applicable Taxes group of which that Party is a member and a reference to an input tax credit entitlement of a Party includes any corresponding input tax credit entitlement of the representative member of any Applicable Taxes group of which that Party is a member.

(e)	Either Party shall notify the other Party if it ceases to be registered or licensed under the relevant act or transfer its business as a going concern.

9.	TERMINATION

9.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:-

(a)	where a Party is in a breach of this Agreement, which is incapable of being remedied, or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which it has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:-

(i)	a Party materially breaches any of its obligations, warranties, representations or undertakings as set forth in the Agreement; or

(ii)	a Party unreasonably delays the performance of its obligation; or

(iii)	a Party’s action or inaction goes against the purpose and objective of this Agreement.

Software Development Agreement

(b)	where the other Party:-

(i)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administration; or

(ii)	ceases or threaten to cease conducting its business, and in the case of the Development where it ceases to operate as a provider of the Software and/or Deliverables; or

(iii)	convenes any meeting of its creditors; or

(iv)	passes a resolution or suffers a petition for winding up; or

(v)	has a liquidator or receiver appointed over the whole or any part of its assets; or

(vi)	takes similar actions under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled subsidiary or parent company.

(c)	by mutual agreement of both Parties.

9.2	Notwithstanding anything contained in this Agreement, this Agreement may be terminated by either Party by serving a written notice of thirty (30) calendar days to the other Party. Upon termination of this Agreement, neither Party shall have no right to claim any damages, loss, claim, or liabilities whatsoever arising out of or in connection with this Agreement.

9.3	In any event that the Developer fails or refuses to observe and perform any of its obligations contained in this Agreement, the Company reserve its rights to terminate this Agreement by giving thirty (30) days written notice to the Developer and the Developer shall irrevocably agree and undertake to refund all such Software Development Fee or any part thereof which has been paid to the Developer by the Company within fourteen (14) days from the date of termination of this Agreement.

10.	INDEMNITY

10.1	The Developer hereby irrevocably and unconditionally indemnified the Company in full and shall keep indemnified the Company from and against all losses, costs, liabilities, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from the provision of the Services to the Company or in any way attributable to the provision of the Services by the Developer to the Company pursuant to this Agreement, including but not limited to, any action or proceedings taken by any governmental authority and any action, claims, demands or proceedings made by any third party for an infringement or violation of its intellectual property rights in the design and formulation of deliverables in connection with the purpose originally stated.

10.2	The Company hereby irrevocably and unconditionally indemnifies the Developer in full and shall keep indemnified the Developer from and against all losses, liabilities, costs, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from or in any way attributable to the breach of any provisions in this Agreement.

Software Development Agreement

11.	LIABILITY

11.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:-

(a)	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives or contractors of the Parties); and

(b)	liability which may not otherwise be limited or excluded under the applicable laws.

11.2	Subject to Clause 12.1 above and other than as expressly provided in this Agreement, in no event will either Party be liable to the other for:-

(a)	any economic losses (including without limitation, loss of profit, loss of contracts, business or anticipated savings); and/or

(b)	indirect or consequential damages whether arising from negligence, breach of this Agreement, or howsoever; and/or

(c)	loss of goodwill or reputations; and/or

(d)	wasted management or staff time, suffered or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the date of this Agreement.

11.3	The Parties acknowledge and agree that in the event of a breach of the Agreement by either Party, the non-defaulting Party shall use its best endeavour to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

12.	REPRESENTATIONS, WARRANTIES AND UNDERTAKING

12.1	Each of the Parties represents, warrants and undertakes to the other as follows:-

(a)	it is a company duly incorporated under the laws of its country of incorporation and has full power and authority to own its assets and carry on its business;

(b)	it has full legal right, power and authority to execute, deliver and perform its obligation under this Agreement;

(c)	all the necessary corporate resolutions and authorisations to enter into this Agreement and to perform all obligations have been duly obtained;

(d)	by entering into this Agreement, it is not in breach or in contravention of any law or contract applicable to it;

(e)	this Agreement, when executed, constitutes legal, valid and binding obligations, enforceable against it in accordance with the terms thereof; and

(f)	the person signing this Agreement on behalf of it has been duly authorised to execute and deliver this Agreement.

Software Development Agreement

12.2	In addition to the foregoing, the Developer hereby represents and warrants to the Company as follows:-

(a)	it possesses all requisite expertise, experience and qualifications to provide the Services to the Company in accordance with this Agreement;

(b)	it currently has in place a competent and qualified team of experts, advisors, technical employees and all other relevant employees to provide the Services to the Company in accordance with this Agreement;

(c)	it will not breach or infringe the intellectual property rights of any other persons in discharging its obligations contained in this Agreement;

(d)	it is in a position to vest in the Company free from any objection, claims or demands from any other person all relevant and requisite intellectual property rights to the system and platform prescribed by Clause 4 above;

(e)	it is duly licensed and authorise by the relevant authorities to provide the Services in accordance with this Agreement;

(f)	in providing the Service to the Company under this Agreement, it will not breach any agreement, deed or other instruments made by the Developer with any other third parties;

(g)	the provision of the Services will not violate, infringe or contravene laws of Malaysia and any other country in which the Company or any of its related or associated companies have a place of establishment or carries out business.

13.	NO ASSIGNMENT

13.1	The rights and obligations of the Parties under this Agreement shall not be assigned, transferred, charged or otherwise dealt with, and neither Parties shall attempt or purport to do so, without the prior written consent of the other Party.

14.	PERSONAL DATA PROTECTION

14.1	Both Partis shall not cause, permit or allow the Personal Data (which shall encompass personal data and sensitive personal data as defined in the Personal Data Protection Act 2010 [Act709]) to be copied, duplicated, transcribed, processed, sold to, revealed to, or used by any other person or entity without the consent of the other Party.

14.2	The Parties shall use the Personal Data solely for the purpose of this Agreement. The Personal Data shall not be used for any other purpose except with the explicit consent of the other Party.

14.3	Each Party shall use the highest standard of diligence to ensure that its contractors, agents, employees, and representatives observed the confidentiality of the Personal Data and will prohibit any unauthorised access to use or duplication of any Personal Data in whole or in part.

14.4	Each Party agrees to notify the other Party immediately for any unauthorised possession, use or disclosure of Personal Data by any person or entity not authorised by this Agreement to have such possession, use or knowledge whereby the Party will promptly furnish the other Party with the full details of such possession, use or knowledge and will provide bone fide cooperation to one another in any litigation against third parties deemed necessary to protect the Personal Data.

Software Development Agreement

14.5	Nothing in this clause shall be construed in any way as a waiver of either the Party’s right to recover damages or obtain other relief against the defaulting Party for its willful act, omission or negligence resulting in harm, loss or damage suffered by the non-defaulting Party.

14.6	The Parties agree that where, pursuant to this Agreement, any of the date/information which includes Personal Data are extended:-

(a)	the Developer by the Company and/or collected/processed by the Developer on behalf of the Company, the Developer agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such manner as to cause the Company to be in breach of its obligations as a Data User.

(b)	To the Company by the Developer and/or collected/processed by the Company for and on behalf of the Developer, the Company agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such a manner as to cause the Developer to be in breach of its obligation as a Data User.

15.	FORCE MAJEURE

15.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reasons of any delay in performance, or the non-performance, of any of its obligation hereunder, to the extent that the delay or non-performance is due to event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purpose herein, Force Majeure shall mean any act, event or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes and other natural disasters.

15.2	If the performance by any Party of any of its obligation under this Agreement is affected by an event of Force Majeure for a continuous period in excess of fourteen (14) days, the Parties hereto shall enter into bona fide discussion with a view to alleviating the effect or to agreeing upon such alternative arrangement or workaround as may be fair and reasonable and/or either Party shall have the right to terminate the Agreement with immediate effect by notice to the other Party.

16.	GOVERNING LAW AND JURISDCTION

16.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

16.2	Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties.

16.3	In any event that no settlement is capable to be reached by the Parties, the Parties hereby agreed to resolve any of the dispute by arbitration at Asian International Arbitration Centre (AIAC) in accordance with the Arbitration Rules of the AIA for the time being in force and the proceeding shall by arbitrated by three (3) arbitrators and the arbitration shall be conducted in English language and the venue of arbitration shall be in Kuala Lumpur, Malaysia.

Software Development Agreement

16.4	Each party shall have the right to appoint one (1) arbitrator each and the third (3rd) arbitrator shall be appointed by the Director of the Asian International Arbitration Centre (Malaysia). The prevailing Party in the arbitration shall be entitled to claim reasonable legal fees and the arbitration fees from the non-prevailing Party. The award of the arbitration shall be final and binding on all Parties.

17.	CHANGE IN PARTIES

17.1	The obligation, covenants and liability of the Parties set out in this Agreement shall continue to be binding and enforceable notwithstanding any amalgamation, restructuring or change of shareholding or control in Developer or the Company.

18.	NOTICES

18.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English Language and may be given or sent:-

(a)	by hand;

(b)	by international courier;

(c)	by email,

to the Parties at the addressed in Section 2 and Section 3 of the First Schedule.

18.2	All notice and communication by one Party to the other Party shall be deemed to have been received by the other Party and be effective as follows:-

(a)	if by hand, upon written acknowledgement of receipt by a duly authorise officer, employee, agent or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by email, upon sending provided that there is no return email notifying failure of delivery.

19.	NON DISCLOSURE OF CONFIDENTIAL INFORMATION

19.1	The Parties shall use any confidential information revealed during the course of the Services, solely for the purpose of the Services. The Parties shall use its best effort to keep the confidential information in confidence and shall not disclose any of the confidential information to its representatives who on a need to know basis of such information and who agree to keep such information in confidence.

19.2	This Non-Disclosure of Confidential Information clause shall not apply to confidential information, which is or becomes publicly available, other than as a result of a breach of this provisions or becomes lawfully available to both parties from third party free from any confidentiality restrictions.

19.3	Notwithstanding anything to the contrary herein, in the event that either party terminates, where the Party may be required by law or by regulatory authority to, amongst others, disclose to the relevant authorities and the new service provider proposed to be appointed by the other Party to replace, if any, the termination together with the reason thereto, the Party may be require to make available all information relating to the incoming advisor, the Party shall agree to the extent practicable to do so, to provide prior written notification to the other Party of such disclosure.

Software Development Agreement

19.4	The obligation contained in this Clause shall survive the termination of this Agreement for a period of two (2) years following the date of termination of this Agreement.

20.	SEVERABILITY

20.1	Each provision of this Agreement is severable from the other. If at any time, any provisions hereof is or become illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

21.	WAIVER

21.1	No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of the Party in respect of any subsequent breach of the Agreement.

22.	VARIATION

22.1	The Parties may vary any of the provisions of this Agreement subject to the written agreement of both Parties.

23.	CUMULATIVE RIGHTS

23.1	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

24.	TIME OF THE ESSENCE

24.1	Time is of the essence in the performance of this Agreement.

25.	RELATIONSHIP OF PARTIES

25.1	Nothing in this Agreement shall create or be deemed or construed to create a partnership or joint venture or the relationship of principal and agent between the Parties.

26.	ENTIRE AGREEMENT

26.1	This Agreement together with the Schedule and Appendices annexed herein contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreement between the Parties relating thereto.

27.	SUCCESSORS

27.1	This Agreement together with the Schedule and Appendices herein annexed to shall be binding on the respective successors-in-title of the Parties, permitted assigns and persons deriving title thereunder.

28.	COUNTERPART

28.1	This Agreement may be executed by facsimile, pdf, digital signature, electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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Software Development Agreement

IN WITNESS WHEREOF the Parties hereby agrees to the terms and conditions set for the in this Agreement, including the Schedule and Appendix hereof and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of TREASURE GLOBAL INC. [Delaware Department of State’s File No.: 7908921] by its legal representative with the seal affixed in the presence of :-
/s/ VINCENT TAN WEI SHENG	/s/ TEO CHONG CHAN
Witness Name: VINCENT TAN WEI SHENG N.R.I.C. No.: ######-##-####	Signatory Name: TEO CHONG CHAN Designation: Chief Executive Officer

Signed for and on behalf of
VT SMART VENTURE SDN BHD
[Malaysian Company Registration No.:
201201033578 (10018066-D)]
by its director
in the presence of:-
/s/ TAN LIAN HUA
Witness	Signatory

Name:	Name: TAN LIAN HUA

N.R.I.C. No.:	N.R.I.C. No.: ######-##-####

Designation: Director

Software Development Agreement

FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particular
1	Date of Agreement	19th December 2023
2.	The Company	Company Name	:	TREASURE GLOBAL INC.
		Delaware Department of State’s File No.	:	7908921
		Business Address	:	276 5th Avenue Suite 704 #739 New York, NY 10001
		Contact No.	:
		Email Address	:	ir@treasuregroup.co
		Authorized Representative	:	Mr. Sam Teo Chang Chan
		Company Name	:	VT SMART VENTURE
SDN BHD
		Malaysian		201201033578
		Company		(1018066-D)
Registration No.
		Business :		21-1 Jalan DU1/2, Taman
		Address		Damai Utama, 47180 Puchong, Selangor
3.	The Developer	Contact No. :
		Email Address :		vt@vtsmartventure.com

		Authorized :		Tan Lian Hua Representative
4.	Effective Date	19th December 2023
5.	Term	One (1) month
6.	Renewed Term	Not Applicable

Software Development Agreement

SECOND SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particular
1.	Software Development Fees	An aggregate of US Dollar One Million (USD1,000,000.00)
2.	Mode of Payment	All such Software Development Fees shall be paid in accordance to the terms and conditions as follows:-

		(a)	the Software Development Fees for this Agreement shall be satisfied though the issuance and allotment of ordinary shares of the Company (“TGL Share”) to the Developer. The TGL Shares shall have an equivalent values of USD1,000,000.00

		(b)	the Company agrees to issue and allot the TGL Shares to the Developer within five (5) business days from the Effective Date.

		(c)	The issue price per TGL Shares shall be based on the closing price one day prior to the Date of this Agreement.

		(d)	The TGL shares issued to the Developer shall be granted on a restricted stock basis for a period of six (6) months from the date of issuance which is subjected to compliance with Rule 144 of the U.S. Securities Act of 1933 (“SA1933”)

		(e)	Certificates representing the TGL Shares shall bear a restrictive legend as required by applicable securities laws as stated above. The Developer acknowledges and agrees that, during the restricted period of six (6) months, they shall not sell, transfer, pledge or otherwise dispose of the TGL Shares except in compliance with Rule 144 of SA 1933. Any transfer or disposition shall be subject to prior notice to the Company.

		(f)	Upon the expiration of the six (6) months restricted period and upon compliance with the requirement of Rule 144 of SA 1933, the restriction on the TGL Shares shall be released and the Developer may transfer or dispose of the TGL shares subject to Securities Act of 1933 and any other applicable laws.

Software Development Agreement

THIRD SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

This Third Schedule spells out list and the particular of the Software and/or Deliverables to be provided by the Developer to the Company under this Agreement.

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